MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (this “Agreement”) dated as of December 27, 2012 is entered into by and between CS Financial, Inc. (“Consultant”) and Pacific Trust Bank, FSB (“Bank”).

WHEREAS, Consultant is an independent residential and commercial mortgage brokerage and mortgage banking firm;

WHEREAS, Consultant and Bank are parties to that certain Wholesale Broker Agreement pursuant to which Consultant provides residential mortgage loan brokerage services to Bank;

WHEREAS, in addition to mortgage brokerage services, Consultant is uniquely qualified to provide valuable management and advisory services to Bank in connection with the Bank’s residential mortgage lending operations and assist the Bank with respect to developing and implementing strategic initiatives, business objectives and operating systems with respect thereto; and

WHEREAS, the Bank desires to retain Consultant to provide certain management consulting and advisory services, and Consultant agrees to provide such services, pursuant to the terms and conditions as provided in this Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and promises contained herein, and the receipt of valuable consideration, the sufficiency of which is hereby acknowledged, the Bank and Consultant hereby agree as follows:

1.

Term.  This Agreement shall continue until terminated by mutual agreement of the parties hereto or as otherwise set forth in this Agreement.

2.

Services.  (a) Services Generally.  Consultant, itself or through its affiliates or employees in each case as determined by Consultant, agrees to provide Bank, and Bank agrees to obtain from Consultant, such reasonably requested financial analysis, management consulting, knowledge sharing and general advisory services as Bank and Consultant may mutually agree that Consultant will provide with respect to Bank’s residential mortgage lending business, including strategic plans and business objectives, compliance function, monitoring, reporting and related systems, and policies and procedures (collectively, the “Management Services”) described in this Agreement and the attached Exhibit(s), if any.  The Exhibits set forth specific terms and conditions applicable to the Management Services, and, where applicable, the Consultant affiliate or employee so performing.  Bank may request additional services from time to time by incorporating an appropriate Exhibit to this Agreement acceptable and agreed to by Consultant and executed by both parties.

(b) Training Services.  Consultant may, if necessary or appropriate, provide training, training aides, user manuals, and other documents for Bank’s use as Consultant believes reasonably necessary to enable Bank personnel to become familiar with the objectives of the Management Services.  All such training aids, manuals and other documents shall remain Consultant’s property.

(c) Service Providers.  Bank acknowledges and agrees that Consultant intends that the primary service providers for the Management Services will be Jeffrey Seabold, Chief Executive Officer of Consultant, and such of his direct and indirect reports (or other personnel of Consultant) as Consultant may determine.  Bank acknowledges and agrees that such service provider (and any other employees of Consultant who provide services to Bank) is and shall remain a full-time employee of Consultant and that no information or assistance may be provided by Consultant or any service provider thereof to the extent it would create a conflict of interest, violate any confidentiality obligations, risk the loss of attorney-client privilege, expose Consultant to potential liability or otherwise interfere with the operation of Consultant’s business or conflict with the obligations and duties of such service providers to Consultant.  Consultant and Bank acknowledge and agree that the providers of the Management Services shall have no decision-making authority over the policies and procedures at or the business conduct of Bank, that it shall be Bank’s decision whether or not to implement the advice and recommendations, if any, of Consultant (or service providers thereof) provided in connection with the Management Services and that service providers shall be supervised by Bank in providing the Management Services to Bank.

3.    Fees for Services.  (a) General.  Bank agrees to pay Consultant:

(i)

A fixed fee of $100,000 monthly as invoiced for the Management Services for the previous month;

(ii)

Out of pocket charges for the previous month for the account of Bank or otherwise incurred in connection with the provision of Management Services (e.g., travel costs); and

(iii)

Taxes (as defined below) thereon (collectively, “Fees”). Consultant shall monthly issue to Bank an invoice for Fees.  Fees may be increased from time to time if and to the extent set forth in the Exhibits.

(b) Taxes.  Consultant shall add to each invoice any sales, use, excise, value added, and other taxes and duties however designated that are levied by any taxing authority relating to the Management Services (“Taxes”) and Bank agrees to indemnify, defend and hold Consultant and its affiliates harmless from and against any claims, damages, costs and expenses related to Taxes.  In no event shall “Taxes” include taxes based upon the net income or payroll of Consultant.

(c) Payment Terms.  Fees are due and payable monthly upon receipt of invoice.  In the event any amounts due remain unpaid beyond the 60th day after payment is due, Bank shall pay a late charge of 1.5% per month.  Bank agrees that it shall neither make nor assert any right of deduction or set-off from Fees on invoices submitted by Consultant for Management Services.

4.

Bank Obligations.  (a) Input.  Bank shall be solely responsible for the input, transmission, and delivery to and from Consultant of all information and data required by Consultant in connection with the provision of the Management Services unless Bank has retained Consultant to handle such responsibilities, as specifically set forth in the Exhibits.  The information and data shall be provided in a format and manner approved by Consultant.

(b) Bank Personnel.  Bank shall designate appropriate Bank personnel for training as part of the Management Services, shall supply Consultant with reasonable access to Bank’s site during normal business hours for the provision of the Management Services, as necessary, and shall reasonably cooperate with Consultant’s and its affiliates’ personnel in connection with the Management Services.

5.

Confidentiality; Restricted Period.  (a) All information and materials provided pursuant to this Agreement and in connection with the provision of Management Services shall be subject to, and Bank and Consultant shall comply with, the provisions of the Mutual Non-Disclosure Agreement entered into between the parties dated December 13, 2012 (the “Confidentiality Agreement”), which shall for the avoidance of doubt apply and remain in full force and effect in all respects, including without limitation as to the prohibitions on Bank soliciting for employment or employing Consultant employees.

(b) Confidentiality of this Agreement.  Each party agrees to keep confidential the prices, terms and conditions of this Agreement, without disclosure to third parties.

(c) Restricted Period. Consultant hereby agrees that, in partial consideration for the agreements set forth herein, the receipt and sufficiency is hereby acknowledged, during the period beginning on the date hereof through the 180th day following this Agreement, neither Consultant nor its officers, directors, employees, affiliates or representatives will solicit, seek or encourage, or engage in any negotiations, discussions or diligence activities, with respect to (whether or not solicited by Consultant), any proposals regarding the acquisition of all or any material portion of Consultant or its business, other than solely with Bank and its affiliates and their respective representatives.

6.

Regulatory Agencies, Regulations and Legal Requirements.  (a) Bank Files.  Records maintained and produced for Bank (“Bank Files”) may be subject to examination by such Federal, State, or other governmental regulatory agencies as may have jurisdiction over Bank’s or Consultant’s respective businesses.  Bank agrees that Consultant is authorized to give all reports, summaries or information contained in or derived from the data or information in Consultant’s possession relating to Bank when requested to do so by an authorized regulatory or government agency.  Consultant, to the extent permitted and practicable, will provide Bank written notification of such request.

(b) Compliance with Regulatory Requirements.  Each party agrees to comply with all applicable regulatory and legal requirements in connection with this Agreement and the provision of Management Services hereunder.

7.

Warranties.  (a) Consultant Warranties.  Consultant represents and warrants that:

(i)

(A) Consultant will use commercially reasonable efforts to substantially perform the Management Services in conformance in all material respects with the specifications set forth in the Exhibits (if any); provided that Bank supplies accurate data and information, follows the procedures described in all Consultant documentation, notices, and advices, and otherwise complies with the terms and conditions of this Agreement; and (B) Consultant will comply in all material respects with all applicable Federal and State regulations governing the Management Services. In the event of an error or other default caused by Consultant personnel, systems, or equipment, Bank acknowledges and agrees that Bank’s sole and exclusive remedy shall be for Consultant to use commercially reasonable efforts to correct the data or information and/or reprocess the affected item or report at no additional cost to Bank.  Bank agrees to review Consultant’s work as soon as reasonably practicable following Bank’s receipt of the same and to supply Consultant with a written request for correction of any error or default within 7 days after Bank discovers such error or other default.  Work reprocessed due to errors in data supplied by Bank, on Bank’s behalf by a third party, or by Bank’s failure to follow procedures set forth by Consultant shall be billed to Bank at Consultant’s current time and material rates.  THESE WARRANTIES STATED ABOVE ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY CONSULTANT.  CONSULTANT

DOES NOT MAKE, AND HEREBY EXPRESSLY DISCLAIMS, AND CLIENT HEREBY EXPRESSLY WAIVES, ALL OTHER WARRANTIES, EXPRESS, IMPLIED, ARISING FROM THE COURSE OF DEALING OR USAGE OF TRADE OR STATUTORY, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.  THE STATED EXPRESS WARRANTIES ARE IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF CONSULTANT FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE, OR PERFORMANCE OF MANAGEMENT SERVICES.

(b) Warranties.  Each of Bank and Consultant represents and warrants that:  (A) no contractual obligations exist that would prevent it from entering into this Agreement; (B) it has complied and will comply with all applicable regulatory requirements and all laws; and (C) it has requisite right and authority to execute, deliver, and perform under this Agreement.  Bank shall indemnify and hold harmless Consultant, its officers, directors, employees, and affiliates against any claims, actions, damages, costs and expenses, including attorneys’ fees arising out of (x) the use by Bank of Management Services in a manner other than that expressly provided in this Agreement; (y) Bank’s breach of any of the terms or conditions of this Agreement; or (z) any and all claims by third parties arising out of the performance or non-performance of Management Services by Consultant. The provisions of the foregoing sentence shall survive any termination or expiration of this Agreement.

8.

Limitation of Liability.  IN NO EVENT SHALL CONSULTANT BE LIABLE FOR LOSS OF GOODWILL, USE, REVENUE OR PROFITS, ANY LOSS OR CORRUPTION OF DATA, INTERRUPTION OF BUSINESS, OR FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, CONSEQUENTIAL OR SIMILAR DAMAGES ARISING FROM CLIENT’S USE OF THE MANAGEMENT SERVICES, OR CONSULTANT’S SUPPLY OF EQUIPMENT OR SOFTWARE, REGARDLESS OF THE FORM OF ACTION WHETHER IN TORT, CONTRACT, STRICT LIABILITY, LAW, EQUITY OR OTHERWISE, EVEN IF CONSULTANT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. CLIENT MAY NOT ASSERT ANY CLAIM AGAINST CONSULTANT MORE THAN SIX MONTHS AFTER SUCH CLAIM ACCRUED.  CONSULTANT’S AGGREGATE LIABILITY RELATING TO OR ARISING OUT OF THIS AGREEMENT REGARDLESS OF THE FORM OF THE ACTION SHALL BE LIMITED TO THE TOTAL FEES PAID TO CONSULTANT FOR THE MANAGEMENT SERVICES RESULTING IN SUCH LIABILITY IN THE TWO MONTH PERIOD PRECEDING THE DATE THE CLAIM ACCRUED.  CLIENT ACKNOWLEDGES THAT CONSULTANT HAS SET ITS FEES AND ENTERED INTO THIS AGREEMENT IN RELIANCE UPON THE LIMITATIONS OF LIABILITY AND THE DISCLAIMERS OF WARRATIES AND DAMAGES SET FORTH IN THIS AGREEMENT.  CONSULTANT SHALL NOT BE LIABLE FOR ANY EXPENSE, LOSS OR DAMAGE WHATSOEVER ARISING OUT OF ANY INTERRUPTION OF SERVICE OR DELAY OR FAILURE TO PERFORM UNDER THIS SERVICES AGREEMENT.

9.

Termination.  (a) On Notice.  Either party may terminate this Agreement upon 10 days written notice to the other party.

(b) Material Breach.  Either party may terminate this Agreement in the event of a material breach by the other party of this Agreement or material default by the other party in the due performance of any material covenant or obligation which is not cured by the other party within 60 days following notice stating, with particularity and in reasonable detail, the nature of the claimed breach.

(c) Failure to Pay.  In the event any invoice remains unpaid by Bank 30 days after due, or Bank otherwise breaches this Agreement, Consultant, at its sole option, may terminate this Agreement and/or Bank’s access to and use of Management Services.  Any invoice submitted by Consultant shall be deemed correct unless Bank provides written notice to Consultant within 30 days of the invoice date specifying, with particularity and in reasonable detail, the nature of the disagreement.

(d) Bankruptcy.  Either party may terminate this Agreement in the event the other party commits an act of bankruptcy or becomes the subject of any proceeding under any applicable bankruptcy laws or becomes insolvent or if any substantial part of the other party’s property becomes subject to any levy, seizure, assignment, application, or sale for or by any creditor or governmental agency.

(e) Remedies.  Remedies contained in this Section 10 are cumulative and are in addition to the other rights and remedies available to Consultant under this Agreement, by law or otherwise.

10.

Arbitration.  (a) General.  Any dispute or controversy arising out of this Agreement, or its interpretation, shall be submitted to and resolved exclusively by arbitration under the rules then prevailing of the American Arbitration Association, upon written notice of demand for arbitration by the party seeking arbitration, setting forth the specifics of the matter in controversy or the claim being made.  The arbitration shall be heard before an arbitrator mutually agreeable to the parties; provided, that if the parties cannot agree on the choice of arbitrator within the 10 days after the first party seeking arbitration has given written notice, then the arbitration shall be heard by three arbitrators, one chosen by each party; and the third chosen by those two arbitrators.  The arbitrators will be selected from a panel of persons having experience with and knowledge of information technology and at least one of the arbitrators selected will be an attorney.  A hearing on the merits of all claims for which arbitration is sought by either party shall be commenced not later than 90 days from the date demand for arbitration is made by the first party seeking arbitration.  The arbitrator(s) must render a decision within 10 days after the conclusion of such hearing.  Any award in such arbitration shall be final and binding upon the parties and the judgment thereon may be entered in any such court of competent jurisdiction.

(b) Applicable Law.  The arbitration shall be governed by the United States Arbitration Act.  The arbitrators shall apply the substantive law of the State of California, without reference to provisions relating to conflict of laws.  The arbitrators shall not have the power to alter, modify, amend, add to, or subtract from any term or provision of this Agreement, nor to rule upon or grant any extension, renewal, or continuance of this Agreement.  Subject to the foregoing, the arbitrators shall have the authority to grant any legal remedy available had the parties submitted the dispute to a judicial proceeding.

(c) Situs.  If arbitration is required to resolve any disputes between the parties, the proceedings to resolve any such disputes shall be held in Los Angeles, California.

11.

General.

(a)

Independent Contractor Status.  The parties acknowledge and agree that Consultant (and any of its affiliates or employees providing Management Services) is an independent contractor in the performance of the Management Services and nothing herein shall be construed to be inconsistent with this status.  No agent, employee or other representative of Consultant (or any of its affiliates) shall be or shall be deemed to be the employee, agent or other representative of Bank or any of its affiliates by reason of this Agreement and nothing in this Agreement shall be construed to make Bank or any of its affiliates an employer, directly or indirectly, of any employee of Consultant or its affiliates under any applicable law.

(b)

Arm’s Length.  The parties acknowledge and represent that this Agreement is a bona fide independent agreement and was negotiated at an arm’s length basis between the parties for and in consideration of the mutual benefits, covenants and agreements contained herein and on terms and conditions consistent with the Consultant’s providing, in the ordinary course of business, services similar to the Management Services to third-parties similar to Bank.

(c)

Binding Agreement.  This Agreement is binding upon the parties and their respective successors and permitted assigns.  Neither this Agreement nor any interest may be sold, assigned, transferred, pledged, or otherwise disposed of by Bank, whether pursuant to change of control or otherwise, without Consultant’s prior written consent.  Bank agrees that Consultant may subcontract any Management Services.  Any such subcontractors shall be required to comply with all applicable terms and conditions of this Agreement.

(d)

Entire Agreement.  This Agreement, including its Exhibits, together with the Confidentiality Agreement, which are expressly incorporated herein by reference, constitutes the complete and exclusive statement of the agreement between the parties as to the subject matter hereof and supersedes all previous agreements with respect thereto.  Modifications of this Agreement must be in writing and signed by duly authorized representatives of the parties.  Each party hereby acknowledges that it has not entered into this Agreement in reliance upon any representation made by the other party not embodied herein.  In the event any of the provisions of any Exhibit are in conflict with any of the provisions of this Agreement, the terms and provisions of this Agreement shall control unless the exhibit in question expressly provides that its terms and provisions shall control.

(e)

Severability.  If any provision of this Agreement is held to be unenforceable or invalid, the other provisions shall continue in full force and effect.

(f)

Governing Law.  This Agreement will be governed by the substantive laws of the State of California, without reference to provisions relating to conflict of laws.

(g)

Force Majeure.  Neither party shall be responsible for delays or failures in performance resulting from acts or circumstances reasonably beyond the control of that party.

(h)

Notices.  Any written notice required or permitted to be given hereunder shall be given by:  (i) Registered or Certified Mail, Return Receipt Requested, postage prepaid; (ii) confirmed facsimile; or (iii) nationally recognized courier service to the other party at the addresses listed on the cover page or to such other address or person as a party may designate in writing.  All such notices shall be effective upon receipt (or, if earlier, confirmation of attempted delivery and refusal or failure to accept delivery).

(i)

No Waiver.  The failure of either party to insist on strict performance of any of the provisions hereunder shall not be construed as the waiver of any subsequent default of a similar nature.

(j)

Survival.  All rights and obligations of the parties under this Agreement that, by their nature, do not terminate with the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement.

(k)

Other.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.  Unless the context of this Agreement clearly requires otherwise, “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and “without limitation.”

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives effective as of the date indicated on the first page above.

CS FINANCIAL, INC.
By: /s/ Robert Franko Name: Robert Franko Title: Chief Executive Officer
PACIFIC TRUST BANK, F.S.B.
By: /s/ Jeffrey T. Seabold Name: Jeffrey T. Seabold Title: Chief Executive Officer